                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________

                                    FORM 8-K
                                (Amendment No.1)

                           AMMENDMENT TO REPORT FILED
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 1, 2002


                              SHERWOOD BRANDS, INC.
             (Exact name of registrant as specified in its charter)

                                 North Carolina
                 (State or other jurisdiction of incorporation)


               001-14091                               56-1349259
        (Commission File Number)           (I.R.S. Employer Identification No.)


      1803 Research Blvd. Suite 201
      Rockville, Maryland                                    20850
    (Address of principal executive offices)              (Zip Code)


                                 (301) 309-6161
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

The undersigned hereby amends the following items, Financial Statements, exhibits or other portions of its 8-K dated May 9, 2002.

ITEM 7.  Financial Statements.
                                                                        Page

         (a)  Audited financial statements of business acquired and        4
         (b)  Pro forma financial information                             14

     When the Registrant originally filed its May 9, 2002 Form 8-K it noted that, for various reasons, it was unable at the time to submit the required historical and pro forma financial statements relating to its connection with the merger of its wholly owned subsidiary Sherwood Acquisition Corp., a Wyoming corporation, with and into Asher Candy Acquisition Corporation, a Wyoming corporation with operations located in New Hyde Park, New York. Asher Candy Acquisition Corporation is a manufacturer of candy canes and other hard candies under the "Asher" name. The surviving corporation of the merger is Asher Candy Acquisition Corporation, which has changed its name to Asher Candy, Inc. It is the current intention of Asher Candy, Inc. to continue its operations in its existing facilities. This information is set forth in the pages attached hereto.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                              SHERWOOD BRANDS, INC.

Date: July 3, 2002                /s/ Uziel Frydman
                                         President and Chief Executive Officer

Date: July 3, 2002                /s/ Christopher J. Willi
                                         Chief Financial Officer and Secretary

Independent Auditors' Report

To the Board of Directors and Stockholders of Asher Candy Acquisition Corporation
D/B/A Asher Candy

We have audited the accompanying balance sheets of Asher Candy Acquisition Corporation (D/B/A Asher Candy) as of August 31, 2001 and 2000, and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Asher Candy Acquisition Corporation (D/B/A Asher Candy) as of August 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



Meyers Brothers, P.C.


October 26, 2001
(except for note 9 as to which the date is May 1, 2002)

                       ASHER CANDY ACQUISITION CORPORATION
                                D/B/A ASHER CANDY

                                 BALANCE SHEETS

                            AUGUST 31, 2001 AND 2000

                                     ASSETS

                                                                         2001               2000
                                                                   ---------------     --------------
Current Assets
   Cash                                                             $        6,558     $       23,436
   Trade receivables, less allowance for doubtful
     accounts of $136,000 - 2001, $25,000 - 2000                           887,887          2,004,709
   Inventories, net                                                      7,293,117          6,172,555
   Prepaid expenses and other current assets                               124,526             66,485
                                                                   ---------------     --------------
     Total current assets                                                8,312,088          8,267,185
                                                                   ---------------     --------------

Machinery and Equipment
   Net of accumulated depreciation of $317,361 - 2001,
       $185,779 - 2000                                                     858,065            605,153
                                                                   ---------------     --------------

Other Assets
   Construction in process                                                   1,088            233,089
   Deferred tax asset                                                            -             29,000
   Deposits                                                                 34,184             27,656
   Loan acquisition costs, net of accumulated
     amortization of $6,840 - 2001, $68,112 - 2000                         129,922             52,195
                                                                   ---------------     --------------
     Total other assets                                                    165,194            341,940
                                                                   ---------------     --------------




Total Assets                                                       $     9,335,347     $    9,214,278
                                                                   ===============     ==============

           LIABILITIES AND STOCKHOLDERS' EQUITY (ACCUMULATED DEFICIT)

                                                                 2001              2000
                                                              -----------       -----------
Current Liabilities
   Accounts payable                                            1,658,560        $1,465,330
   Accrued expenses                                              224,299           187,914
   Revolving credit facility                                   6,008,145         5,163,259
   Loans payable, current portion                                810,300           107,788
                                                              ----------        ----------
     Total current liabilities                                 8,701,304         6,924,291
                                                              ----------        ----------

Loans Payable, net of current portion                                  -           442,600
                                                              ----------        ----------

Unamortized Balance of Net Assets Acquired
   Over Cost                                                     338,734           679,618
                                                              ----------        ----------

     Total liabilities                                         9,040,038         8,046,509
                                                              ----------        ----------

Stockholders' Equity
   Preferred stock, $1 par value; 1,500,000 shares
     authorized; no shares issued
   Common stock, $.01 par value; 15,000,000 shares
     authorized; 9,000,000 shares issued and
     Outstanding                                                  90,000            90,000
   Additional paid-in capital                                    350,000           350,000
   Stock subscription receivable                                 (90,000)          (90,000)
   Retained earnings (accumulated deficit)                       (54,691)          817,769
                                                              ----------        ----------
     Total stockholders' equity                                  295,309         1,167,769
                                                              ----------        ----------

Total Liabilities and Stockholders' Equity                     9,335,347        $9,214,278
                                                              ==========        ==========

     The accompanying notes are an integral part of the financial statements

                       ASHER CANDY ACQUISITION CORPORATION
                                D/B/A ASHER CANDY

      STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (ACCUMULATED DEFICIT)

                  FOR THE YEARS ENDED AUGUST 31, 2001 AND 2000

                                                                   2001             2000
                                                               ------------     ------------
Net Sales                                                      $10,371,113      $12,241,892

Cost of Sales                                                    8,775,646        9,536,987
                                                               -----------      -----------

Gross Profit on Sales                                            1,595,467        2,704,905

Operating Expenses                                               2,304,490        2,265,411
                                                               -----------      -----------

Income (Loss) from Operations                                     (709,023)         439,494

Other Income and Expenses
Amortization of excess of net assets acquired
   over cost                                                      (340,884)        (340,882)
Other income, net                                                        -          (66,330)
Interest expense                                                   543,952          487,394
                                                               -----------      -----------
   Total other expenses                                            203,068           80,182
                                                               -----------      -----------

Income (Loss) Before Provision for Income Tax                     (912,091)         359,312

Provision for Income Tax Expense (Benefit)                         (39,631)          34,976
                                                               -----------      -----------

Net Income (Loss)                                                 (872,460)         324,336

Retained Earnings - Beginning of Year                              817,769          493,433
                                                               -----------      -----------

Retained Earnings (Accumulated Deficit)- End of Year           $   (54,691)     $   817,769
                                                               ===========      ===========

      The accompanying notes are an integral part of the financial statements

                       ASHER CANDY ACQUISITION CORPORATION
                                D/B/A ASHER CANDY

                            STATEMENTS OF CASH FLOWS

                  FOR THE YEARS ENDED AUGUST 31, 2001 AND 2000



                                                                            2001            2000
                                                                       ------------     ------------
Cash Flows from Operating Activities
   Net income (loss)                                                   $  (872,460)     $   324,336
   Adjustments to reconcile net income (loss) to net cash
     provided (used) by operating activities
     Deferred income taxes                                                  29,000           10,000
     Depreciation                                                          131,582           90,108
     Amortization of loan acquisition costs                                 59,035           24,000
     Amortization of excess of net assets acquired
       over cost                                                          (340,884)        (340,882)
     Allowance for doubtful accounts                                       111,000           (3,126)
     Inventory reserve                                                      75,132                -

     Changes in operating assets and liabilities
       Trade receivables                                                 1,005,822         (486,298)
       Inventories                                                      (1,195,694)         855,288
       Prepaid expenses and other current assets                           (58,041)         149,132
       Deposits                                                             (6,528)          10,529
       Accounts payable                                                    193,230          261,195
       Accrued expenses                                                     36,385         (393,208)
                                                                       -----------      -----------
         Net cash provided (used) by operating activities                 (832,421)         501,074
                                                                       -----------      -----------

Cash Flows from Investing Activities
     Acquisition of property and equipment                                (152,493)        (210,857)
     Construction in process                                                     -         (146,287)
                                                                       -----------      -----------
         Net cash used by investing activities                            (152,493)        (357,144)
                                                                       -----------      -----------

Cash Flows from Financing Activities
   Proceeds from revolving credit facility, net                            844,886          (26,419)
   Proceeds from issuance of long-term debt                                379,455                -
   Deferred financing costs                                               (136,762)               -
   Repayment of loans payable                                             (119,543)         (95,785)
                                                                       -----------      -----------
         Net cash provided (used) by financing activities                  968,036         (122,204)
                                                                       -----------      -----------

Net Increase (Decrease) in Cash                                            (16,878)          21,726

Cash - Beginning of Year                                                    23,436            1,710
                                                                       -----------      -----------

Cash - End of Year                                                     $     6,558      $    23,436
                                                                       ===========      ===========

     The accompanying notes are an integral part of the financial statements

                       ASHER CANDY ACQUISITION CORPORATION
                                D/B/A ASHER CANDY

                      STATEMENTS OF CASH FLOWS - Continued

                  FOR THE YEARS ENDED AUGUST 31, 2001 AND 2000



                                                           2001           2000
                                                       -----------     -----------
Supplemental Disclosure of Cash Flow Information
   Cash paid for
     Income taxes (refunded), net                      $  (18,039)     $  (39,904)
     Interest                                             560,090         473,393


     The accompanying notes are an integral part of the financial statements

                       ASHER CANDY ACQUISITION CORPORATION
                                D/B/A ASHER CANDY

                          NOTES TO FINANCIAL STATEMENTS

Note 1 - The Company:

         Asher Candy Acquisition Corporation (the "Company" or "Asher") was incorporated in Wyoming on July 7, 1997.

         On August 22, 1997, the Company acquired certain assets of Asher Candy Company for $3,170,000, including $170,000 of acquisition expenses. Asher is a manufacturer of confection products and sells principally to drug chains, mass merchandisers and supermarkets throughout the United States and overseas. Sales are concentrated for the Christmas holiday season.

         The acquisition, which was accounted for as a purchase. The fair value of assets acquired less assumed liabilities exceeded the total cost of acquisition. The excess of net assets acquired over cost has been applied to eliminate the carrying value of acquired fixtures and equipment and is being amortized using the straight-line method over five years.

Note 2 - Summary of Significant Accounting Policies:

         Inventories -Inventories are stated at the lower of cost, determined on average cost basis, or market.

         Machinery and equipment - Machinery and equipment is stated at cost less accumulated depreciation. Depreciation and amortization are provided on the straight-line method over their estimated useful lives.

         Income taxes - Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

         Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Loan acquisition costs - Loan acquisition costs are amortized over the term of the loan, which is three years.

Note 3 - Inventories:

         Inventories consisted of the following at August 31:

                                                             2001                 2000
                                                        ---------------      ---------------
         Raw materials                                  $       153,484      $       140,112
         Packaging                                              644,572              673,723
         Finished goods                                       6,595,061            5,383,588
         Reserve for obsolete inventory                        (100,000)             (24,868)
                                                        ---------------      ---------------
                                                        $     7,293,117      $     6,172,555
                                                        ===============      ===============

Note 4 - Loans Payable:

         The Company financed its asset purchase in August 1997 through borrowings under a line of credit facility pursuant to a revolving credit facility with Gordon Brothers Capital Corporation ("Gordon Brothers"). The loan was repaid on October 31, 1997. In connection with the line of credit agreement, the Company issued Gordon Brothers warrants to purchase $1,000,000 shares of its common stock. The warrants have an exercise price of $.01 per share and expire on August 31, 2002. The warrants provide for registration rights and provide for anti-dilution covenants. The Company valued the warrants at $350,000 which was treated as debt discount expense and was amortized over the term of the loan. The unamortized balance of approximately $305,000 was charged to expense upon repayment of the loan.

         The Company refinanced its debt with Wells Fargo June 4, 2001. Pursuant to the agreement, Wells Fargo agreed to loan up to $10,000,000 under a revolving credit facility and $849,000 in a term loan. Advances under the revolving credit facility are based upon specified percentages of eligible accounts receivable and inventory. The revolving credit facility bears interest at prime plus 3/4% and is subject to other financing fees. The term loan also bears interest at prime plus 3/4% and is payable in monthly installments of $19,350 from July, 2001 through June, 2002, then decreasing to $12,850 from July, 2002 until maturity in June, 2004 at which time a balloon payment is due. The Company also entered into an additional loan agreement for capital expenditures (the "Capital Expenditure Advance" loan) of up to $500,000 which was incorporated into the Wells Fargo loan agreement. No advances were drawn on this loan as of August 31, 2001. The costs associated with this refinancing have been capitalized and are being amortized over three years, the term of the facility. The agreement also provides for early termination fees of 2% within the first year and 1% between the first and second year. The entire facility is collateralized by the assets of the Company.

         The Wells Fargo agreement requires maintenance of certain financial covenants including minimum net worth and minimum cumulative income. The Company was in violation of these covenants as of and for the year ending August 31, 2001, accordingly all of the debt has been classified as current (also see note 9).

         The prime rate at August 31, 2001 and 2000 was 6 1/2% and 9 1/2%, respectively.

Note 5 - Related Party:

         The Company is obligated to pay a consulting fee to a stockholder provided that such payment will not cause an event of default under certain financial requirements with Wells Fargo (Note 4), as follows:

                                                                               Amount
                                                                          ---------------
         Year Ending August 31,         2002                              $       150,000
                                        2003                                      150,000
                                                                          ---------------
                                                                          $       300,000
                                                                          ===============

         No consulting fees were paid during the years ended August 31, 2001 and 2000.

Note 6 - Income Taxes:

         As of August 31, the deferred tax asset (liability) is attributable to the difference between the tax and accounting bases of the following:

                                                                                2001                 2000
                                                                          ---------------      ---------------
         Machinery and equipment                                          $       (84,000)     $       (57,000)
         Net operating loss carryforward                                          316,000               66,000
         Accounts receivable reserve                                               54,000               10,000
         Inventory reserve                                                         40,000               10,000
         Valuation allowance                                                     (326,000)                   -
                                                                          ---------------      ---------------
         Net deferred tax asset                                           $             -      $        29,000
                                                                          ===============      ===============

         The Company has a net operating loss carryforward of approximately $800,000 as of August 31, 2001, which expires in 2021. Included in other current assets is $70,000 for income taxes receivable resulting from carrying back a portion of the operating loss to prior years.

         The income provision for taxes for the year ended August 31, consists of the following:

                                                                                2001                 2000
                                                                          ---------------      ---------------
         Current tax                                                      $             -                    -
         Prior year underaccrual                                                    1,369               24,976
         Benefit from net operating loss carryback                                (70,000)                   -
         Deferred tax                                                              29,000               10,000
                                                                          ---------------      ---------------
         Total tax expense (benefit)                                      $       (39,631)              34,976
                                                                          ===============      ===============

         The difference between the statutory tax rate and the Company's actual provision for income tax is attributable to certain assets having higher tax bases and the amortization of net assets acquired over cost.

Note 7 - Commitments:

         Employment contract - The Company has an employment contract with its president which expires in August 2002 and which provides for an annual salary and other expenses. During the years ended August 31, 2001 and 2000, the Company paid approximately $150,000 and $140,000, respectively, to the president for salary in connection with this contract.

         Operating leases - The Company is obligated under two facility operating leases which expire during March 2004 and provide for real estate escalation charges. The Company has a five-year renewal option for each lease at a combined total of $220,000 per year. The following is a schedule of future minimum annual lease payments under these agreements as of August 31, 2001:

                                                 Amount
                                            ----------------
         Year Ending August 31, 2002       $       220,000
                                2003               220,000
                                2004               128,000
                                            ----------------
                                           $       568,000
                                            ================

         The rent expense including real estate taxes was $265,173 and $263,739 for the years ended August 31, 2001 and 2000, respectively.

Note 8 - Other Matters:

         Cash - At times, the Company's cash balances may be in excess of the FDIC insurance limit.

         Trade receivables - The Company routinely evaluates the credit-worthiness of its customers to limit its concentration of credit risk with respect to its trade receivables. Two of the Company's trade receivables represent approximately 62% of the balance as of August 31, 2001.

         Major customers - The Company's five largest customers comprise approximately 67% and 56% of its net sales in the aggregate for the years ended August 31, 2001 and 2000, respectively.

         Union contract - The Company has a contract with its union employees, primarily production laborers, which expires July, 2002.

         Pension plans - The Company has a 401(k) Plan (the "Plan") for the benefit of its eligible non-union employees. Eligible employees are those who have attained age 21, completed 12 months of service, and worked 1,000 hours. The Company makes matching contributions on the first 6% of compensation deferred by the employee. 401(k) expense for the years ended August 31, 2001 and 2000 was $18,335 and $13,589, respectively.

         Additionally, the Company contributes, to a multi-employer pension fund, a specified amount for eligible union employees based on hours worked. Pension expense for the years ended August 31, 2001 and 2000 was $126,662 and $130,058, respectively.

Note 9 - Subsequent Event:

         On May 1, 2002, the Company entered into a merger with an unrelated entity. In conjunction with the merger all of the debt to Wells Fargo has been repaid. The merger is a stock for stock transaction and will be accounted for as a purchase.

                              SHERWOOD BRANDS, INC.
                           NOTE TO PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements on the following pages reflect the acquisition of the assets and assumption of all of the liabilities, in exchange for common shares of Sherwood Brands, Inc. The pro forma balance sheet gives effects to the acquisition as if it had occurred as of January 31, 2002, which was the end of Sherwood Brands, Inc second quarter. The pro forma statements of operations for the year ended July 31, 2001 and the six months ended January 31, 2002 have been prepared as if the acquisition took place on August 1, 2000 and August 1, 2001. The acquisition has been accounted for using the purchase method and accordingly, the assets acquired and the liabilities assumed have been recorded at estimated fair value. The goodwill resulting from the acquisition will be amortized on a straight-line basis over fifteen years in fiscal 2001. There is no amortization expense for the period ended January 31, 2002 as the statement assumes adoption of SFAS 142 on August 1, 2001. The pro forma financial statements are not necessarily indicative of Sherwood Brands, Inc. financial condition or results of operations if the acquisition had occurred as indicated or of future periods.

                              SHERWOOD BRANDS, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  January 31, 2002
                                                -----------------------------------------------------
                                                                            Pro forma
                                                 Sherwood
                                                  Brands     Asher         Adjustments     Combined
                                                ---------- ---------     --------------- ------------
                                                Assets
Current assets
     Cash and cash equivalents                         981       (22)              ----           959
     Accounts receivable, less allowances            7,260       353               ----         7,613
     Inventory                                      14,389     2,382               ----        16,771
     Other current assets                              581       199               ----           780
     Deferred taxes on income                          425      ----               ----           425
                                                 ---------  --------     --------------  ------------
Total current assets                                23,636     2,912               ----        26,548

Net property and equipment                           4,980       883               ----         5,863

Goodwill                                                             1                3         1,600
                                                                     2             (350)
                                                                     3            1,747
                                                                     4              250
                                                                     5             (168)
                                                                     6              118
Other assets                                            53       162 6             (118)           97
                                                 ---------  --------     --------------   -----------
TOTAL ASSETS                                        28,669     3,957              1,482        34,108
                                                 =========  ========     ==============   ===========


(1) To record acquisition of common stock of Asher Candy Acquisition Corporations for Class A common stock of Sherwood Brands, Inc.
(2) To record elimination of paid of capital of Asher Candy Acquisition Corporation
(3) To record acquisition of all assets and liabilities of Asher Candy Acquisition Corporation as if it occurred on January 31, 2002 and to record fair value adjustment of assets and liabilities acquired.
(4) To record Class A common stock options Asher Candy Acquisition Corporations Stockholders have.
(5) To record elimination of negative goodwill.
(6) To record elimination of Bank fees on old Bank facility.

                              SHERWOOD BRANDS, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                January 31, 2002
                                                                      --------------------------------------------------------------
                                                                                                           Pro forma
                                                                        Brands Sherwood     Asher         Adjustments     Combined
                                                                      ------------------- ---------     --------------- ------------
                                                            Liabilities and Stockholders' Equity
Current liabilities
      Line of credit                                                               6,229      1,195               ----        7,424
      Current portion of long-term debt                                              215        219               ----          434
      Current portion of capital lease obligation                                     31       ----               ----           31
      Accounts payable                                                             4,872      1,065               ----        5,937
      Accrued expenses                                                             1,807        291               ----        2,098
      Income taxes payable                                                           680       ----               ----          680
                                                                      ------------------- ---------     --------------- ------------
Total current liabilities                                                         13,834      2,770               ----       16,604

Deferred taxes on income                                                             244       ----               ----          244
Long-term debt                                                                       550        475               ----        1,025
Other Long-term liabilities                                                         ----        168   5           (168)        ----
Obligations under capital lease                                                      426       ----                             426
                                                                      ------------------- ---------     --------------- ------------
TOTAL LIABILITIES                                                                 15,054      3,413               (168)      18,299
                                                                      ------------------- ---------     --------------- ------------

Stockholders' equity
      Preferred stock, $.01 par value, 5,000,000 shares
      authorized; no shares issued or outstanding                                   ----       ----               ----         ----
      Common stock, Class A, $.01 par value, 30,000,000
      shares authorized, 2,716,250 and 1,150,000 shares
      issued and outstanding                                                          27       ----  1               3           30
      Common stock, Class B, $.01 par value, 5,000,000 shares
      authorized, 1,000,000 shares issued and outstanding                             10       ----               ----           10
Additional paid-in-capital                                                         8,015        350  2            (350)      10,012
                                                                                                     3           1,747
                                                                                                     4             250
Retained earnings                                                                  5,577        194                           5,771
Accumulated other comprehensive income / (loss)                                      (14)      ----                             (14)
                                                                      ------------------- ---------     --------------- ------------
TOTAL STOCKHOLDERS' EQUITY                                                        13,615        544              1,653       15,809
                                                                      ------------------- ---------     --------------- ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        28,669      3,957              1,482       34,108
                                                                      =================== =========     =============== ============

(1) To record acquisition of common stock of Asher Candy Acquisition Corporations for Class A common stock of Sherwood Brands, Inc.
(2) To record elimination of paid of capital of Asher Candy Acquisition Corporation
(3) To record acquisition of all assets and liabilities of Asher Candy Acquisition Corporation as if it occurred on January 31, 2002 and to record fair value adjustment of assets and liabilities acquired.
(4) To record Class A common stock options Asher Candy Acquisition Corporations Stockholders have.
(5) To record elimination of negative goodwill.
(6) To record elimination of Bank fees on old Bank facility.

                              SHERWOOD BRANDS, INC
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                 For the Year Ended July 31, 2001
                                                                  ----------------------------------------------------------------
                                                                                                          Proforma
                                                                    Sherwood Brands        Asher        Adjustments     Combined
                                                                  -------------------  ------------    --------------  -----------
Net sales                                                                $     58,317     $  10,371              ----       68,688

Cost of sales                                                                  41,796         8,776              ----       50,572
                                                                  -------------------  ------------    --------------  -----------

Gross profit                                                                   16,521         1,595              ----       18,116
                                                                  -------------------  ------------    --------------  -----------


Selling, general and administrative expenses                                    8,006         1,809              ----        9,815
Salaries and related expenses                                                   4,806           496              ----        5,302
Amortization of Goodwill                                                         ----          ----  2            107          107
                                                                  -------------------  ------------    --------------  -----------

Total operating expenses                                                       12,812         2,305               107       15,224
                                                                  -------------------  ------------    --------------  -----------

Income (loss) from operations                                                   3,709          (710)             (107)       2,892
                                                                  -------------------  ------------    --------------  -----------

Other income (expense)
   Interest income                                                                 11          ----              ----           11

   Interest expense                                                              (540)         (544) 1            123         (961)

   Other income (expense)                                                         132           341  4           (341)         132
                                                                  -------------------  ------------    --------------  -----------

Total other income (expense)                                                     (397)         (203)             (218)        (818)
                                                                  -------------------  ------------    --------------  -----------

Income (Loss) before (benefit) provision for taxes on
 income                                                                         3,312          (913)             (325)       2,074

Basic and diluted (loss) earnings per share          - basic              $      0.60     $    ----        $    (0.08)     $  0.52
                                                                  -------------------  ------------    --------------  -----------
                                                     - diluted            $      0.56     $    ----        $    (0.07)     $  0.49
                                                                  -------------------  ------------    --------------  -----------

Weighted average common shares outstanding           - basic                    3,700          ----  3            270        3,970

                                                     - diluted                  3,954          ----  3            270        4,224
                                                                  ===================  ============    ==============  ===========

(1) To record change in interst expense from August 1, 2000 to July 31, 2001 from 6 1/2% to 4 2/3%.
(2) To record amortization expense from August 1, 2000 to July 31, 2001 for goodwill being amortized over 15 years.
(3) To reflect shares issued by Sherwood Brands, Inc. in consideration of the acquisition of Asher Candy Acquisition Corporation
(4)  To eliminate amortization of negative goodwill.

                              SHERWOOD BRANDS, INC
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                     For the Six Months Ended January 31, 2002
                                                             -----------------------------------------------------------

                                                                                               Pro forma
                                                              Sherwood Brands     Asher       Adjustments      Combined
                                                             ----------------- ----------    -------------    ----------
Net sales                                                        $ 36,978      $  10,498       $    ----        47,476

Cost of sales                                                      25,339          9,008            ----        34,347
                                                                 --------      ---------       ---------     ---------

Gross profit                                                       11,639          1,490            ----        13,129
                                                                 --------      ---------       ---------     ---------

Selling, general and administrative expenses                        5,003            974            ----         5,977
Salaries and related expenses                                       2,675            232            ----         2,907
Amortization of Goodwill                                             ----           ----            ----             0
                                                                 --------      ---------       ---------     ---------

Total operating expenses                                            7,678          1,206            ----         8,884
                                                                 --------      ---------       ---------     ---------

Income (loss) from operations                                       3,961            284            ----         4,245
                                                                 --------      ---------       ---------     ---------

Other income (expense)
   Interest income                                                      4           ----            ----             4
   Interest expense                                                  (289)          (206) 1           61          (434)
   Other income (expense)                                             (14)           170  3         (170)          (14)
                                                                 --------      ---------       ---------     ---------

Total other income (expense)                                         (299)           (36)           (109)         (444)
                                                                 --------      ---------       ---------     ---------

Income (Loss) before (benefit) provision for taxes on
  income                                                            3,662            248            (109)        3,801


Basic and diluted (loss) earnings per share          - basic     $   0.63      $    ----       $   (0.01)    $    0.62
                                                                 --------      ---------       ---------     ---------
                                                     - diluted   $   0.55      $    ----       $    ----     $    0.55
                                                                 --------      ---------       ---------     ---------

Weighted average common shares outstanding           - basic        3,703           ----  2          270         3,973

                                                     - diluted      4,247           ----  2          270         4,517
                                                                 ========      =========       =========     =========


(1) To record change in interest expense from August 1, 2001 to January 31, 2002 from 6 1/2% to 4 2/3%.
(2) To reflect shares issued by Sherwood Brands, Inc. in consideration of the acquisition of Asher Candy Acquisition Corporation
(3)  To eliminate amortization of negative goodwill.